                                                                  Exhibit 21
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                        SUBSIDIARIES OF THE REGISTRANT

                                                          Percentage of Voting
                                                          Securities Owned By
                                                          Immediate Parent as
                                                          of August 31, 1996
                                                          -------------------
Parent of the Registrant
 Robert L. Parker                                         6% of Common Stock
                                                          (6% of voting
                                                          securities assuming
                                                          full dilution)

Consolidated subsidiaries of the Registrant
 (Jurisdiction of incorporation):
 Parker Drilling Company of South America, Inc. (Oklahoma)        100%
 Parker Drilling Company of Oklahoma, Inc. (Oklahoma)             100%
 Parker Technology, Inc. (Oklahoma) (1)                           100%
 Vance Systems Engineering, Inc. (Texas) (2)                      100%
 Parker Drilling Company International Limited (Nevada) (3)       100%
 Parker Drilling Company of Alaska Limited (Alaska)               100%
 Parker Drilling Company of New Guinea, Inc. (Oklahoma)           100%
 Parker Drilling Company of North America, Inc. (Oklahoma)        100%
 Parker Drilling Company Limited (Nevada)                         100%


Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.
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   (1) Parker Technology, Inc. owns 100% of three subsidiary corporations, namely:
       Parco Masts and Substructures, Inc. (Oklahoma)
       O.I.M.E. Export Corporation (Texas)
       O.I.M.E. International, Inc. (Texas)
   (2) Vance Systems Engineering, Inc. owns 100% of Parker Drilling Company Limited (Bahamas), 100% of Parker Drilling Company Kuwait, Ltd. (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).
   (3) Parker Drilling Company International Limited owns 100% of three subsidiary corporations, namely:
       Parker Drilling U.S.A. Ltd. (Nevada)
       Choctaw International Rig Corp. (Nevada) (which owns 100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma)) Creek International Rig Corp. (Nevada)